UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-31303	46-0458824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road

Rapid City, SD 57702

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 721-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2018, Black Hills Corporation (the “Company” or “we”) entered into (1) an Exchange Agreement, dated as of such date (the “Exchange Agreement”), among the Company and the several purchasers named therein (the “Selling Securityholders”) and (2) an Underwriting Agreement, dated as of such date (the “Underwriting Agreement”), among the Company, the Selling Securityholders and the several underwriters named therein. On August 17, 2018, we entered into the New Supplemental Indenture (as defined below). Each of the Exchange Agreement, the Underwriting Agreement and the New Supplemental Indenture is further described below under Item 8.01 of this Current Report on Form 8-K, and such disclosure is incorporated by reference into this Item 1.01.

Each of the Exchange Agreement, the Underwriting Agreement, and the New Supplemental Indenture contains representations and warranties, covenants and other terms that are customary for such kinds of agreements. In addition, we have agreed to indemnify the underwriters party to the Underwriting Agreement against certain liabilities on customary terms. Some of the Selling Securityholders, the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings with us, our direct or indirect subsidiaries or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Copies of the Exchange Agreement, the Underwriting Agreement, and the New Supplemental Indenture are attached hereto as Exhibits 1.1, 1.2 and 4.2 and are expressly incorporated by reference herein and into our Registration Statement on Form S-3 (Registration No. 333-219705) (the “Registration Statement”). Our description of such agreements is qualified in its entirety by reference to the actual terms thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 8.01 of this Current Report on Form 8-K regarding the issuance of our 4.350% Senior Notes due 2033 (the “New Senior Notes”) is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Completion of Remarketing of Previous Subordinated Notes

Our existing Purchase Contract and Pledge Agreement, dated as of November 23, 2015 (the “Purchase Contract and Pledge Agreement”), required us to “remarket” our previously issued Series A 3.50% Remarketable Junior Subordinated Notes due 2028 (the “Previous Subordinated Notes”) on behalf of the holders of such Previous Subordinated Notes prior to October 29, 2018. The Previous Subordinated Notes were originally issued as a component of our Equity Units under the Purchase Contract and Pledge Agreement. We completed such remarketing on August 14, 2018, resulting in the purchase by the Selling Securityholders of all $299,000,000 aggregate principal amount of our Previous Subordinated Notes in a private placement that settled on August 17, 2018. We did not receive any proceeds from this remarketing on behalf of such holders.

Retirement of Previous Subordinated Notes

Concurrently with the remarketing, we entered into the Exchange Agreement with the Selling Securityholders, pursuant to which they agreed to deliver all of the Previous Subordinated Notes to us for cancellation in exchange for $299,000,000 of our New Senior Notes and a cash payment. This transaction also settled on August 17, 2018. As a result, all of our Previous Subordinated Notes have now been cancelled and none remain outstanding.

The Exchange Agreement granted the Selling Securityholders the right to offer the New Senior Notes to the public in secondary registered offerings from time to time. The Selling Securityholders elected on August 14, 2018 to fully exercise this right, resulting in the offering and sale of all of the New Senior Notes acquired by them pursuant to the Exchange Agreement in the public offering described below.

Completion of Public Offering of New Senior Notes

On August 17, 2018, we issued an aggregate principal amount of $400,000,000 million of our New Senior Notes, including (1) an aggregate principal amount of $299,000,000 of New Senior Notes issued and sold by the Company to the Selling Securityholders pursuant to the Exchange Agreement as described above and resold by the Selling Securityholders pursuant to the Underwriting Agreement and (2) an aggregate principal amount of $101,000,000 of New Senior Notes that were issued and sold by us pursuant to the Underwriting Agreement.

All of the New Senior Notes were offered to the public pursuant to the Registration Statement. We did not receive any proceeds from the resale of our New Senior Notes by the Selling Securityholders. We will apply the net proceeds from our sale of $101,000,000 of our New Senior Notes, after payment of the costs and expenses of the transactions described in this Current Report on Form 8-K, toward the repayment of outstanding short-term indebtedness.

Copies of opinions related to the Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.

Terms of the New Senior Notes

The New Senior Notes were issued pursuant to the Indenture, dated as of May 21, 2003 (the “Base Senior Indenture”), between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee (the “Senior Trustee”), as previously supplemented and as further supplemented by a Seventh Supplemental Indenture entered into by the Company on August 17, 2018 (the “New Supplemental Indenture” and together with the Base Senior Indenture, the “Senior Indenture”). The New Senior Notes bear interest at the rate of 4.350% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018. The stated maturity for the New Senior Notes is May 1, 2033. The New Senior Notes are our unsecured senior obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our existing and future subordinated indebtedness.

The Senior Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Senior Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing with respect to the New Senior Notes, the Senior Trustee or holders of at least 25% in principal amount outstanding of the New Senior Notes may declare the principal and the accrued and unpaid interest, if any, on all of the outstanding New Senior Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Senior Indenture.

Copies of the Base Senior Indenture, the New Supplemental Indenture and the form of the New Senior Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. Our description of such agreements and instruments is qualified in its entirety by reference to the actual terms thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit Number	Exhibit

1.1	Exchange Agreement, dated as of August 14, 2018, among Black Hills Corporation and each of the several purchasers named in Schedule B thereto

1.2

Underwriting Agreement, dated as of August 14, 2018, among Black Hills Corporation, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Exhibit B thereto, and the selling securityholders named in Exhibit A thereto

4.1

Indenture, dated as of May 21, 2003, between the Black Hills Corporation and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (filed as Exhibit 4.1 to the Black Hills Corporation’s Form 10-Q for the quarterly period ended June 30, 2003)

4.2	Seventh Supplemental Indenture, dated as of August 17, 2018, between Black Hills Corporation and Wells Fargo Bank, National Association, as trustee

4.3	Form of the 4.350% Notes due 2033 (included in Exhibit 4.2)

5.1	Opinion of Brian G. Iverson, Esq.

5.2	Opinion of Faegre Baker Daniels LLP

23.1	Consent of Brian G. Iverson, Esq. (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Faegre Baker Daniels LLP (included in the opinion filed as Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2018

BLACK HILLS CORPORATION

By:	/s/ Roxann R. Basham
Name:	Roxann R. Basham
Title:	Corporate Secretary

[Signature Page to Remarketing 8-K]